As filed with the Securities and Exchange Commission on April 21, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kaleyra, Inc.

(Exact name of registrant as specified in its charter)

Delaware	82-3027430
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

85 Broad Street New York City, NY	10004
(Address of Principal Executive Offices)	(Zip Code)

(917) 508 9185

(Registrant’s telephone number, including area code)

Amended and Restated Kaleyra, Inc. 2019 Equity Incentive Plan

(Full title of the plan)

Dario Calogero

Chief Executive Officer and President

Kaleyra, Inc.

Via Marco D’Aviano, 2

Milano MI, Italy 20131

(Name and address of agent for service)

(917) 508 9185

(Telephone number, including area code, of agent for service)

Copy to:

Sean M. Ewen

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019-6099

(212) 728-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) is filed by Kaleyra, Inc. (the “Company” or “Registrant”) to register 648,063 additional shares of the Registrant’s common stock, par value $0.0001 per share (“Common Stock”), which were automatically added to, and may be issued under, the Amended and Restated Kaleyra, Inc. 2019 Equity Incentive Plan (the “Incentive Plan”), pursuant to the Incentive Plan’s “evergreen” provision.

Initial shares of the Incentive Plan were registered pursuant to that Registration Statement on Form S-8 (File No. 333-235575), filed with the Securities and Exchange Commission (the “Commission”) on December 18, 2019 (the “2019 Registration Statement”). Additional shares of the Incentive Plan were registered pursuant to that Registration Statement on Form S-8 (File No. 333-237871), filed with the Commission on April 28, 2020 (the “2020 Registration Statement”), that Registration Statement on Form S-8 (File No. 333- 252905), filed with the Commission on February 9, 2021 (the “2021 Registration Statement”), that Registration Statement on Form S-8 (File No. 333- 257741), filed with the Commission on July 7, 2021 (the “July 2021 Registration Statement) and that Registration Statement on Form S-8 (File No. 333- 263866), filed with the Commission on March 25, 2022 (the “2022 Registration Statement”). Pursuant to General Instruction E to Form S-8 regarding registration of additional securities, the entire contents of the 2019 Registration Statement, the 2020 Registration Statement, the 2021 Registration Statement, the July 2021 Registration Statement and the 2022 Registration Statement are incorporated herein by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement have been or will be sent or given to participating employees as specified in Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with the rules and regulations of the Commission. Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents previously filed by the Registrant with the Commission under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed on March 16, 2023;

(b)	The Registrant’s Current Reports on Form 8-K, filed on February 15, 2023, March 7, 2023, and March 9, 2023; and

(c)

The description of the Registrant’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 0001-3820), filed with the Commission on November 25, 2019 pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents; provided, however, that documents or portions thereof which are “furnished” and not “filed” in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement unless the Registrant expressly provides to the contrary that such document is incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

The Exhibits to this Registration Statement are listed in the Index to Exhibits and are incorporated herein by reference.

		Incorporated by Reference				Filed Herewith
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date

4.1	Second Amended and Restated Certificate of Incorporation of Kaleyra, Inc.	8-K	001-38320		12/02/2019

4.2	Amended and Restated Bylaws of Kaleyra, Inc.	8-K	001-38320		12/02/2019

4.3	Specimen Common Stock Certificate	8-K	001-38320		12/02/2019

5.1	Opinion of Willkie Farr & Gallagher LLP					X

23.1	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1 hereto)					X

23.2	Consent of EY S.p.A., Independent Registered Public Accounting Firm					X

24.1	Power of Attorney (included on the signature page hereto)					X

99.1	Amended and Restated Kaleyra, Inc. 2019 Equity Incentive Plan	S-8	333-257741	4.4	07/07/2021

107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 21st day of April, 2023.

KALEYRA, INC.

By:	/s/ Dario Caloero
Name:	Dario Calogero
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dario Calogero and Giacomo Dall’Aglio and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this Registration Statement on Form S-8 has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Name	Title	Date

/s/ Dario Calogero Dario Calogero	President, Chief Executive Officer (Principal Executive Officer) and Director	April 20, 2023

/s/ Giacomo Dall’ Aglio Giacomo Dall’Aglio	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 20, 2023

/s/ Avi S. Katz Dr. Avi S. Katz	Chairman of the Board of Directors	April 20, 2023

/s/ Neil Miotto Neil Miotto	Director	April 20, 2023

/s/ John Mikulsky John Mikulsky	Director	April 20, 2023

/s/ Emilio Hirsch Emilio Hirsch	Director	April 20, 2023

/s/ Matteo Lodrini Matteo Lodrini	Director	April 20, 2023

/s/ Kathleen Miller Kathleen Miller	Director	April 20, 2023

/s/ Karin- Joyce Tjon Sien Fat Karin-Joyce Tjon Sien Fat	Director	April 20, 2023